                       This Exhibit Index is on page 8
  As filed with the Securities and Exchange Commission on December 28, 2000
                       Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              MICROS SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

                        MARYLAND                                                       52-1101488
                        --------                                                       ----------
             (State or other jurisdiction of                            (I.R.S. Employer Identification No.)
             incorporation or organization)

            7031 Columbia Gateway Drive                                                  21046-2289
                   Columbia, Maryland                                                    (Zip Code)
       (Address of principal executive offices)

                     MICROS SYSTEMS, INC. 2000 NON-QUALIFIED
                     ---------------------------------------
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                         (Effective as of July 1, 2000)
                              (Full title of plan)

(Name, address and telephone                                            (Copies to:)
number of agent for service)
                                                                        ANTHONY J. RICKERT, ESQUIRE
A. L. GIANNOPOULOS                                                      SEAN KLEIN, ESQUIRE
7031 COLUMBIA GATEWAY DRIVE                                             PIPER MARBURY RUDNICK & WOLFE LLP
COLUMBIA, MARYLAND 21046-2289                                           1200 19TH STREET
(443) 285-6000                                                          WASHINGTON, D.C.  20036

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

--------------------------------------------------------------------------------------------------------------------
                                            Proposed maximum          Proposed maximum         Amount of
Title of securities      Amount to be       offering price            aggregate offering       registration
 to be registered        registered         per share                 price                    fee

--------------------------------------------------------------------------------------------------------------------
Common Stock (par
value $0.25 per share)   150,000            $16.31*                   $ 2,446,500**            $611.63

====================================================================================================================

*Calculated on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on DECEMBER 21, 2000, on the NASDAQ National Market, which date is within 5 business days before the date of the filing of this Registration Statement.

**Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in the Form S-8 pursuant to the Note to Part I of Form S-8.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

        (a)     Annual Report on Form 10-K for the year ended June 30, 2000.

        (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

        (c) Description of Common Stock of the Registrant contained in the Registrant's Registration Statement on Form S-3 dated January 25, 1995 and any amendments or reports for purposes of updating such description.

        (d) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


        The Registrant's Articles of Incorporation, as amended, provide that the Registrant shall indemnify its directors and officers whether serving the Registrant or, at the Registrant's request, another entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws. The Registrant's Articles of Incorporation also provide that the Registrant shall indemnify its other agents or employees, whether serving the Registrant, or at its request, another entity, to such extent as is authorized by the Board of Directors or the By-laws of the Registrant and as permitted by law.

        The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he or she shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.


Exhibit
Number            Description
-------           -----------

     5            Pursuant to Item 601(b)(5) of Regulation S-K and Rule
                  601(b)(5), because the Common Stock purchased by the MICROS
                  Systems, Inc. 2000 Non-Qualified Employee Stock Purchase Plan will be purchased by the Employee Stock Purchase Plan Agent only on the open market, an opinion of counsel as to the legality of the shares being registered need not be and is not included herein.

    23.1          Consent of Independent Accountants

    24            Power of Attorney (contained in Signature page)

ITEM 9. UNDERTAKINGS.


        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, County of Howard, Maryland on this 28th day of December, 2000.

                                 MICROS SYSTEMS, INC.


                                 By: /s/ A. L. Giannopoulos
                                     -------------------------------
                                     A. L. Giannopoulos
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

        The undersigned Officers and Directors of MICROS Systems, Inc., a Maryland corporation (the "Corporation"), hereby constitute and appoint A. L. Giannopoulos, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the MICROS Systems, Inc. 2000 Non-Qualified Employee Stock Purchase Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of December, 2000.

SIGNATURE                                                         TITLE
---------                                                         -----
/s/A. L. Giannopoulos                                President, Chief Executive Officer
---------------------
A. L. Giannopoulos                                   and Director (Principal Executive Officer)

SIGNATURE                                                          TITLE
---------                                                          -----
/s/Gary C. Kaufman                                   Executive Vice President, Finance and
------------------                                   Administration, Chief Financial Officer
Gary C. Kaufman                                      (Principal Financial and Accounting Officer)



/s/Louis M. Brown, Jr.                               Chairman and Director
----------------------
Louis M. Brown, Jr.


/s/F. Suzanne Jenniches                              Director
-----------------------
F. Suzanne Jenniches


/s/John G. Puente                                    Director
-----------------
John G. Puente


/s/Dwight S. Taylor                                  Director
-------------------
Dwight S. Taylor

/s/William S. Watson                                 Director
--------------------
William S. Watson

/s/A. L. Giannopoulos                                As Attorney-in-Fact
---------------------
A. L. Giannopoulos


/s/Gary C. Kaufman                                   Plan Administrator
----------------------------
Authorized Representative
of the MICROS Employee Benefits
Committee

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

    23.1          Consent of Independent Accountants

    24            Power of Attorney (contained in Signature page)